ARC Document Solutions Reports Results for Second Quarter 2017
WALNUT CREEK, CA – (August 1, 2017) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the second quarter ended June 30, 2017.

Financial Highlights:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(All dollar amounts in millions, except EPS)	2017	2016	2017	2016
Net Sales	$102.3	$103.8	$201.0	$207.3
Gross Margin	33.7%	35.1%	32.5%	33.8%
Net income (loss) attributable to ARC	$3.6	$(55.9)	$5.4	$(53.3)
Adjusted net income attributable to ARC	$3.7	$4.8	$5.6	$7.5
Earnings per share - Diluted	$0.08	$(1.22)	$0.12	$(1.15)
Adjusted earnings per share - Diluted	$0.08	$0.10	$0.12	$0.16
Cash provided by operating activities	$18.5	$16.6	$25.4	$21.9
EBITDA	$16.1	$(56.5)	$28.9	$(42.5)
Adjusted EBITDA	$17.0	$18.1	$30.6	$32.9
Capital Expenditures	$2.9	$2.6	$4.9	$5.2
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$152.0	$164.9
Management Commentary
“From a financial perspective, the company had a strong second quarter,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “In the first half of 2017 we generated nearly four million dollars more in cash flows from operations than we did in 2016. Our second quarter gross margin was a healthy 33.7%, and SG&A for the period was essentially flat compared to 2016, even with our investments in sales and marketing. This is extremely gratifying, especially in light of continuing headwinds in print sales and our ongoing transformation.”
“In addition to this, we were also able to successfully renegotiate our debt agreement with our banks,” said Mr. Suriyakumar. “Our previous agreements reflected a time when the company was working towards stabilizing its revenues after an unprecedented financial crisis. Today however, we need more flexibility and dry powder to invest in areas where we can grow our current market share, and accelerate revenues with our new technology offerings. The new agreement provides us the ability to do exactly that.”
“Our margins and cash flow performance demonstrate the tight controls over our expenses, and the leverage we can exert over every dollar we make,” said Jorge Avalos, Chief Financial Officer for ARC Document Solutions. “In addition to our strong financial performance in the second quarter, it was rewarding to be able to enhance our capital structure with our five-year amended credit agreement which reduces our interest rate, and significantly improves our amortization schedule.”

2017 Second Quarter Supplemental Information:
Net sales were $102.3 million, a 1.4% decrease compared to the second quarter of 2016.

Days sales outstanding in Q2 2017 were 52, compared to 53 days in Q2 2016.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 77% of our total net sales, while customers outside of construction made up approximately 23% of our total net sales.

Total number of MPS locations at the end of the second quarter has grown to approximately 9,830, a net gain of approximately 590 locations over Q2 2016.

Adjusted EBITDA excludes loss on extinguishment of debt, goodwill impairment, restructuring expense and stock-based compensation expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Services and Product Line	2017	2016	2017	2016
CDIM	52.5%	52.9%	52.2%	52.3%
MPS	32.3%	32.8%	32.6%	32.5%
AIM	3.1%	3.5%	3.2%	3.6%
Equipment and supplies sales	12.1%	10.8%	12.0%	11.6%
Outlook
ARC Document Solutions maintained its annual forecast for 2017, anticipating fully-diluted annual adjusted earnings per share to be in the range of $0.24 to $0.29; annual adjusted cash provided by operating activities is projected to be in the range of $49 to $54 million; and annual adjusted EBITDA is forecast to be in the range of $58 million to $63 million.
Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Tuesday, August 1, 2017, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the company's 2017 second quarter. To access the live audio call, dial 888-287-5530. International callers may join the conference by dialing 719-325-2480. The conference ID number is 6116527. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. The webcast of the call will be available for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as "we are confident," “forecast,” "expect," “believe,” "anticipate," "outlook,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	June 30,	December 31,
Current assets:	2017	2016
Cash and cash equivalents	$26,604	$25,239
Accounts receivable, net of allowances for accounts receivable of $2,376 and $2,060	59,565	59,735
Inventories, net	18,733	18,184
Prepaid expenses	5,613	3,861
Other current assets	5,265	4,785
Total current assets	115,780	111,804
Property and equipment, net of accumulated depreciation of $206,959 and $201,192	64,078	60,735
Goodwill	138,688	138,688
Other intangible assets, net	11,094	13,202
Deferred income taxes	39,397	42,667
Other assets	2,345	2,185
Total assets	$371,382	$369,281
Current liabilities:
Accounts payable	$22,246	$24,782
Accrued payroll and payroll-related expenses	12,951	12,219
Accrued expenses	16,532	16,138
Current portion of long-term debt and capital leases	15,162	13,773
Total current liabilities	66,891	66,912
Long-term debt and capital leases	136,805	143,400
Other long-term liabilities	2,639	2,148
Total liabilities	206,335	212,460
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,880 and 47,428 shares issued and 46,440 and 45,988 shares outstanding	48	47
Additional paid-in capital	119,467	117,749
Retained earnings	47,455	41,822
Accumulated other comprehensive loss	(3,139)	(3,793)
	163,831	155,825
Less cost of common stock in treasury, 1,440 shares	5,909	5,909
Total ARC Document Solutions, Inc. stockholders’ equity	157,922	149,916
Noncontrolling interest	7,125	6,905
Total equity	165,047	156,821
Total liabilities and equity	$371,382	$369,281

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Service sales	$89,870	$92,581	$176,834	$183,216
Equipment and supplies sales	12,410	11,189	24,177	24,104
Total net sales	102,280	103,770	201,011	207,320
Cost of sales	67,794	67,378	135,687	137,191
Gross profit	34,486	36,392	65,324	70,129
Selling, general and administrative expenses	25,550	25,503	50,697	51,859
Amortization of intangible assets	1,082	1,232	2,197	2,545
Goodwill impairment	—	73,920	—	73,920
Restructuring expense	—	5	—	7
Income (loss) from operations	7,854	(64,268)	12,430	(58,202)
Other income, net	(22)	(15)	(41)	(38)
Loss on extinguishment of debt	40	44	106	90
Interest expense, net	1,594	1,526	3,149	2,972
Income (loss) before income tax provision (benefit)	6,242	(65,823)	9,216	(61,226)
Income tax provision (benefit)	2,522	(10,015)	3,748	(8,046)
Net income (loss)	3,720	(55,808)	5,468	(53,180)
Income attributable to the noncontrolling interest	(84)	(96)	(48)	(150)
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$3,636	$(55,904)	$5,420	$(53,330)
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.08	$(1.22)	$0.12	$(1.15)
Diluted	$0.08	$(1.22)	$0.12	$(1.15)
Weighted average common shares outstanding:
Basic	45,792	45,955	45,716	46,285
Diluted	46,258	45,955	46,329	46,285

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows provided by operating activities	$18,488	$16,580	$25,430	$21,883
Changes in operating assets and liabilities, net of effect of business acquisitions	(2,993)	209	2,365	8,018
Non-cash expenses, including depreciation, amortization and goodwill impairment	(11,775)	(72,597)	(22,327)	(83,081)
Income tax provision (benefit)	2,522	(10,015)	3,748	(8,046)
Interest expense, net	1,594	1,526	3,149	2,972
Income attributable to the noncontrolling interest	(84)	(96)	(48)	(150)
Depreciation and amortization	8,353	7,890	16,607	15,880
EBITDA	16,105	(56,503)	28,924	(42,524)
Loss on extinguishment of debt	40	44	106	90
Goodwill impairment	—	73,920	—	73,920
Restructuring expense(1)	—	5	—	7
Stock-based compensation	816	651	1,553	1,423
Adjusted EBITDA	$16,961	$18,117	$30,583	$32,916

(1) In October 2012, we initiated a restructuring plan which included the closure or downsizing of the Company's service center locations, as well as a reduction in headcount. Restructuring expenses in 2016 primarily consist of revised estimated lease termination and obligation costs resulting from facilities closed in 2013.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC (In thousands, except per share data) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss) attributable to ARC Document Solutions, Inc.	$3,636	$(55,904)	$5,420	$(53,330)
Loss on extinguishment of debt	40	44	106	90
Goodwill impairment	—	73,920	—	73,920
Restructuring expense	—	5	—	7
Income tax benefit related to above items	(16)	(13,350)	(42)	(13,369)
Deferred tax valuation allowance and other discrete tax items	51	95	79	203
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$3,711	$4,810	$5,563	$7,521

Actual:
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.08	$(1.22)	$0.12	$(1.15)
Diluted	$0.08	$(1.22)	$0.12	$(1.15)
Weighted average common shares outstanding:
Basic	45,792	45,955	45,716	46,285
Diluted	46,258	45,955	46,329	46,285

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.08	$0.10	$0.12	$0.16
Diluted	$0.08	$0.10	$0.12	$0.16
Weighted average common shares outstanding:
Basic	45,792	45,955	45,716	46,285
Diluted	46,258	46,568	46,329	46,889

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income (loss) attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss) attributable to ARC Document Solutions, Inc.	$3,636	$(55,904)	$5,420	$(53,330)
Interest expense, net	1,594	1,526	3,149	2,972
Income tax provision (benefit)	2,522	(10,015)	3,748	(8,046)
Depreciation and amortization	8,353	7,890	16,607	15,880
EBITDA	16,105	(56,503)	28,924	(42,524)
Loss on extinguishment of debt	40	44	106	90
Goodwill impairment	—	73,920	—	73,920
Restructuring expense	—	5	—	7
Stock-based compensation	816	651	1,553	1,423
Adjusted EBITDA	$16,961	$18,117	$30,583	$32,916

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Service sales
CDIM	$53,684	$54,860	$104,942	$108,525
MPS	33,050	34,055	65,544	67,286
AIM	3,136	3,666	6,348	7,405
Total service sales	89,870	92,581	176,834	183,216
Equipment and supplies sales	12,410	11,189	24,177	24,104
Total net sales	$102,280	$103,770	$201,011	$207,320

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and six months ended June 30, 2017 and 2016 to reflect the exclusion of loss on extinguishment of debt, goodwill impairment, restructuring expense, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and six months ended June 30, 2017 and 2016. We believe these charges were the result of the then current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We have presented adjusted EBITDA for the three and six months ended June 30, 2017 and 2016 to exclude loss on extinguishment of debt, goodwill impairment, restructuring expense and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities
Net income (loss)	$3,720	$(55,808)	$5,468	$(53,180)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Allowance for accounts receivable	353	249	561	320
Depreciation	7,271	6,658	14,410	13,335
Amortization of intangible assets	1,082	1,232	2,197	2,545
Amortization of deferred financing costs	83	115	177	233
Goodwill impairment	—	73,920	—	73,920
Stock-based compensation	816	651	1,553	1,423
Deferred income taxes	2,248	(10,066)	3,425	(8,317)
Deferred tax valuation allowance	45	(87)	34	(15)
Loss on early extinguishment of debt	40	44	106	90
Other non-cash items, net	(163)	(119)	(136)	(453)
Changes in operating assets and liabilities:
Accounts receivable	(95)	(124)	(148)	(1,388)
Inventory	1,026	(1,199)	(508)	(2,767)
Prepaid expenses and other assets	(1,956)	(1,063)	(2,158)	(666)
Accounts payable and accrued expenses	4,018	2,177	449	(3,197)
Net cash provided by operating activities	18,488	16,580	25,430	21,883
Cash flows from investing activities
Capital expenditures	(2,899)	(2,645)	(4,911)	(5,150)
Other	262	481	394	707
Net cash used in investing activities	(2,637)	(2,164)	(4,517)	(4,443)
Cash flows from financing activities
Proceeds from stock option exercises	3	19	71	30
Proceeds from issuance of common stock under Employee Stock Purchase Plan	30	31	66	70
Share repurchases	—	(2,364)	—	(5,097)
Contingent consideration on prior acquisitions	(81)	(302)	(151)	(367)
Early extinguishment of long-term debt	(5,650)	(4,600)	(14,150)	(9,000)
Payments on long-term debt agreements and capital leases	(4,106)	(3,220)	(7,914)	(6,341)
Borrowings under revolving credit facilities	1,000	—	2,500	—
Payments under revolving credit facilities	(175)	—	(300)	—
Payment of deferred financing costs	—	—	—	(30)
Net cash used in financing activities	(8,979)	(10,436)	(19,878)	(20,735)
Effect of foreign currency translation on cash balances	63	(321)	330	(216)
Net change in cash and cash equivalents	6,935	3,659	1,365	(3,511)
Cash and cash equivalents at beginning of period	19,669	16,793	25,239	23,963
Cash and cash equivalents at end of period	$26,604	$20,452	$26,604	$20,452
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$6,390	$5,742	$14,310	$8,607
Contingent liabilities in connection with acquisition of businesses	$27	$—	$27	$89
Liabilities in connection with deferred financing fees	$—	$76	$—	$76